                                                                    EXHIBIT 10.7

                             REIMBURSEMENT AGREEMENT



          THIS REIMBURSEMENT AGREEMENT (the "AGREEMENT"), made and entered into this the 17th day of August, 1998, by and between WILLIAMS-SONOMA, INC., a California corporation ("WILLIAMS-SONOMA"), and HEWSON PROPERTIES, INC., a California corporation ("HEWSON");

                              W I T N E S S E T H:

          WHEREAS, Hewson, as Purchaser, and C. Greg Robinson, Robinson Family Investment, L.P. and Central States Investment Co., collectively as Seller, have made and entered into that certain Agreement to Purchase Land dated May 19, 1998, as amended (the "PURCHASE AGREEMENT"), regarding the purchase and sale of approximately 198.15 acres of real property located in DeSoto County, Mississippi, described in Exhibits "A," "B" and "C" hereto, and option to purchase up to an additional approximately 67.845 acres of real property adjacent thereto, being more particularly described in Exhibit "D," attached hereto, all of such exhibits being incorporated herein by reference (collectively the "PROPERTY");

          WHEREAS, Hewson desires to acquire or to allow Williams-Sonoma to purchase those portions of the Property (the "WILLIAMS-SONOMA SITE"), which are described in Exhibits "B" and "C," hereto, in order to construct thereon a total of two (2) distribution and warehouse facilities containing one million one hundred thousand (1,100,000) square feet each, and related amenities (the "IMPROVEMENTS") (the Williams-Sonoma Site and Improvements being herein sometimes collectively called the "PROJECT");

          WHEREAS, Williams-Sonoma and Hewson have entered into preliminary negotiations regarding arrangements whereby Williams-Sonoma will lease from Hewson the property described in Exhibit "B" (the "PHASE 1 SITE") upon which the first phase of the proposed Project will be constructed and by separate lease agreement containing an assignable option to purchase also lease from Hewson the property described in Exhibit "C" (the "PHASE 2 SITE") upon which the second phase of the proposed Project will be constructed, but definitive lease agreements have not been entered into between Hewson and Williams-Sonoma as of the date of this Agreement;

          WHEREAS, in order to meet the distribution needs of Williams-Sonoma, the first phase of the Project must be completed by approximately June 1, 1999 and, to that end, Hewson has expended, and expects to expend, its own funds in anticipation of definitive lease agreements being entered into by and between Williams-Sonoma and Hewson;

          WHEREAS, Williams-Sonoma and Hewson have agreed that, if satisfactory definitive lease agreements are not entered into by and between Williams-Sonoma and Hewson on or before October 15, 1998, Hewson will have the right to "Put" the Project and the Williams-Sonoma Site to Williams-Sonoma and to require Williams-

Sonoma to reimburse Hewson for its Costs, as that term is defined below, and Williams-Sonoma will have a "Call" to acquire the Project and the Williams-Sonoma Site from Hewson in consideration of Williams-Sonoma's reimbursement of all of Hewson's Costs, all on the terms and subject to the conditions set forth more particularly below; and

          WHEREAS, Williams-Sonoma and Hewson desire to enter into this Agreement to outline the terms and conditions for the "Put" and the "Call", as aforesaid;

          NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:

          Section 1. Reimbursable Costs. Williams-Sonoma hereby agrees to reimburse Hewson for one hundred percent (100%) of all of the out-of-pocket acquisition and development costs (collectively, the "COSTS") incurred by Hewson in connection with the Project, subject to the criteria set forth herein and to the provisions of Section 2 below. The Costs to be reimbursed include, without limitation, the land purchase price for the Williams-Sonoma Site, all other sums paid by Hewson under the Purchase Agreement with respect to the Williams-Sonoma Site, all environmental assessment, wetland study, geotechnical tests, survey and other due diligence costs expended in connection with the acquisition of the Williams-Sonoma Site, all reasonable and necessary travel costs for Hewson employees and consultants, reasonable legal fees and expenses, architectural and engineering fees and expenses, costs and expenses incurred by or imposed upon Hewson pursuant to or in connection with the Memorandum of Understanding (the "MEMORANDUM OF UNDERSTANDING") to be entered into among the Mississippi Department of Economic and Community Development, Mississippi Business Finance Corporation, DeSoto County, Mississippi, City of Olive Branch, Mississippi, Williams-Sonoma and Hewson, or in connection with the transactions referred to therein, and any and all other out-of-pocket costs incurred by Hewson which Hewson would not have incurred but for the Project, including, but not limited to, those costs referred to in that certain letter of H + M Construction Co., Inc. dated June 30, 1998, a copy of which is attached hereto as Exhibit "E" and incorporated herein by reference, together with interest from the date any such costs or expenses are paid by Hewson until reimbursed by Williams-Sonoma at the rate of nine percent (9%) per annum (the "Rate"); provided, however, that in no event (whether pursuant to "Put" or "Call" as hereinafter defined) shall Costs exceed Sixteen Million Seven Hundred Thousand Dollars ($16,700,000).

          Section 2. Put and Call Rights. Williams-Sonoma and Hewson understand and agree that the "Put" and "Call" provided for herein will only come into effect in the event that a definitive lease agreement by and between Williams-Sonoma and Hewson for the use and occupancy of the Phase 1 Site containing approximately 750,000 square feet has not been signed on or before October 15, 1998, and a definitive lease agreement for the leasing with an assignable option to purchase the real property constituting the Phase 2 Site has not been signed on or before October 15, 1998, the terms of such lease agreements to be satisfactory in all respects to Williams-Sonoma and Hewson (together, the "PUT/CALL CONDITIONS"). The parties agree to work together in good faith to negotiate a market-rate lease for the Williams-Sonoma Site that will qualify as an operating lease for financial accounting statement purposes (an "operating lease") with the final execution form of the lease to be negotiated on or before September 4, 1998. In the event that the Put/Call Conditions have not been satisfied on or before October 15, 1998, then, at any time after October 15, 1998 and prior to the earlier of December 20, 1998, or the date on which the Put/Call Conditions have been satisfied, Hewson will have the right to require Williams-Sonoma to reimburse Hewson for its Costs by notifying Williams-Sonoma of its election to put the Project and the Williams-Sonoma Site to Williams-Sonoma (the "Put"); and at any time after October 15, 1998 and prior to the earlier of December 15, 1998, or the date on which the Put/Call Conditions have been satisfied, Williams-Sonoma will have the right to require Hewson to transfer and convey all of Hewson's right, title and interest in and to the Project and the Williams-Sonoma Site and all rights associated therewith to Williams-Sonoma or its assignee, in which event Williams-Sonoma shall reimburse Hewson for its Costs (the "CALL"). In the event that the Put or the Call is exercised, Hewson shall provide Williams-Sonoma with an itemization of the Costs in reasonable detail together with such supporting documentation as is reasonably requested by Williams-Sonoma. Concurrently with the payment by Williams-Sonoma of the Costs, Hewson shall execute and deliver to Williams-Sonoma such documents and instruments, in recordable form where necessary, and physical transfers, as are necessary or appropriate to transfer, convey and assign to Williams-Sonoma or its assignee, free and clear of all liens, claims and encumbrances (except for such easements, conditions and restrictions as may have been reasonably and necessarily granted or reserved in connection with the roads, utilities and improvements referred to in the Memorandum of Understanding and except for mechanics' and materialmen's liens relating to Costs that are not then payable), all right, title and interest of Hewson in and to the Project and the Williams-Sonoma Site and all rights associated therewith, including without limitation all rights of Hewson under the Purchase Agreement, the Memorandum of Understanding and all contracts, permits and other property, tangible or intangible, relating to the Project or the Williams-Sonoma Site (subject, in the case of the Memorandum of Understanding and such contracts and permits, to the rights, claims and defenses of any other person or entity who is a party thereto) (the "TRANSFER"). The Transfer and reimbursement provided for hereunder shall take place as soon as possible, but in any event within 30 days, after exercise of the Put or the Call. Williams-Sonoma or its assignee shall have the right to dispose of the assets so transferred or to utilize them to complete the Project. Upon any sale of the assets following the Transfer, the net proceeds shall be retained by Williams-Sonoma or its assignee.

          Section 3. Merger Clause. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended except by written instrument executed by Williams-Sonoma and Hewson.

          Section 4. Section Headings. The section headings are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope or content of this Agreement or any provision hereof.

          Section 5. Choice of Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of California without regard to principles of conflict of laws. In any litigation or similar proceeding in connection with this Agreement, the prevailing party shall be entitled to payment of its legal fees and costs.

          Section 6. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, that in the event the Put or the Call is exercised, Williams-Sonoma shall have the right to assign its rights with respect to the assets that are the subject of the Transfer. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          Section 7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          Section 8. Notice. All notices and other communications to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service, if personally served, (b) three business days after being sent by U.S. certified or registered mail, return receipt requested, postage prepaid, or (c) on the next business day, if by facsimile transmission, properly addressed to the party at the following address: (1) Notices to Williams-Sonoma: 3250 Van Ness Avenue, San Francisco, California 94109, Attn:
Chief Executive Officer, Facsimile No. (415) 616-8359; (2) Notices to Hewson:
4636 E. University



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

Drive, Suite 265, Phoenix, Arizona 85034, Attn.: Gary J. Hewson, Facsimile No.
(602) 829-1771. Such addresses may be changed from time to time by written notice provided hereunder.



                                            HEWSON PROPERTIES, INC.



                                            By:/s/ Robert Myers
                                               ---------------------------------
                                            Title: Robert Myers VP/CFO
                                                  ------------------------------



                                            WILLIAMS-SONOMA, INC.



                                            By: /s/ W. Howard Lester
                                               ---------------------------------
                                            Title: CEO
                                                  ------------------------------

                                   EXHIBIT "A"



PARCEL 1
PROPERTY DESCRIPTION


BEING A SURVEY OF PART OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER, PART OF THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER, PART OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER AND PART OF THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER, SECTION 25, TOWNSHIP 1 SOUTH, RANGE 6 WEST, DESOTO COUNTY MISSISSIPPI AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 25; THENCE S89(degree)32'11"W ALONG THE NORTH LINE OF SAID SECTION 25 A DISTANCE OF 80.00 FEET TO A POINT; THENCE S00(degree)31'04"E ALONG A LINE THAT IS 80.00 FEET WEST OF AND PARALLEL TO THE EAST LINE OF SAID SECTION 25 A DISTANCE OF 1976.49 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING S00(degree)31'04"E ALONG A LINE THAT IS 80.00 FEET WEST OF AND PARALLEL TO THE EAST LINE OF SAID SECTION 25 A DISTANCE OF 1550.00 FEET TO A POINT; THENCE S89(degree)29'39"W A DISTANCE OF 1950.59 FEET TO A FOUND IRON PIN; THENCE N00(degree)46'30"W A DISTANCE OF 1540.82 FEET TO A POINT; THENCE N89(degree)13'30"E A DISTANCE OF 1957.52 FEET TO THE POINT OF BEGINNING AND CONTAINING 3,019,801 SQUARE FEET OR 69.325 ACRES.

                                   EXHIBIT "B"

                                  PHASE 1 SITE



PARCEL 2
PROPERTY DESCRIPTION


BEING A SURVEY OF PART OF THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER, PART OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER, PART OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER AND PART OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER, SECTION 25, TOWNSHIP 1 SOUTH, RANGE 6 WEST, DESOTO COUNTY MISSISSIPPI AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 25; THENCE S89(degree)32'11"W ALONG THE NORTH LINE OF SAID SECTION 25 A DISTANCE OF 80.00 FEET TO A POINT; THENCE S00(degree)31'04"E ALONG A LINE THAT IS 80.00 FEET WEST OF AND PARALLEL TO THE EAST LINE OF SAID SECTION 25 A DISTANCE OF 491.49 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING S00(degree)31'04"E ALONG A LINE THAT IS 80.00 FEET WEST OF AND PARALLEL TO THE EAST LINE OF SAID SECTION 25 A DISTANCE OF 1485.00 FEET TO A POINT; THENCE S89(degree)13'30"W A DISTANCE OF 1957.52 FEET TO A POINT; THENCE N00(degree)46'30"W A DISTANCE OF 1484.99 FEET TO A POINT; THENCE N89(degree)13'30"E A DISTANCE OF 1964.19 FEET TO THE POINT OF BEGINNING AND CONTAINING 2,911,841 SQUARE FEET OR 66.847 ACRES.



                                      B-1
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                                   EXHIBIT "C"

                                  PHASE 2 SITE



PARCEL 3
PROPERTY DESCRIPTION


BEING A SURVEY OF PART OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER, PART OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER, SECTION 25, TOWNSHIP 1 SOUTH, RANGE 6 WEST, DESOTO COUNTY MISSISSIPPI AND PART OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER AND PART OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER,
SECTION 24, TOWNSHIP 1 SOUTH, RANGE 6 WEST, DESOTO COUNTY MISSISSIPPI AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 25; THENCE S89(degree)32'11"W ALONG THE NORTH LINE OF SAID SECTION 25 A DISTANCE OF 80.00 FEET TO A POINT OF BEGINNING; THENCE S00(degree)31'04"E ALONG A LINE THAT IS 80.00 FEET WEST OF AND PARALLEL TO THE EAST LINE OF SAID SECTION 25 A DISTANCE OF 491.49 FEET TO THE POINT; THENCE S89(degree)13'30"W A DISTANCE OF 1964.19 FEET TO A POINT; THENCE N00(degree)46'30"W A DISTANCE OF 1351.48 FEET TO A POINT; THENCE N89(degree)13'30"E A DISTANCE OF 1965.03 FEET TO A POINT; THENCE S00(degree)51'56"E ALONG A LINE THAT IS 80.00 FEET WEST OF AND PARALLEL TO THE EAST LINE OF SAID SECTION 24 A DISTANCE OF 860.00 FEET TO THE POINT OF BEGINNING AND CONTAINING 2,656,423 SQUARE FEET OR 60.983 ACRES.

                                   EXHIBIT "D"



OPTION PARCEL
PROPERTY DESCRIPTION

BEING A SURVEY OF PART OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER, PART OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER, PART TO THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER AND PART OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER, SECTION 24, TOWNSHIP 1 SOUTH, RANGE 6 WEST, DESOTO COUNTY MISSISSIPPI AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SAID SECTION 24; THENCE S89(degree)32'11"W ALONG THE SOUTH LINE OF SAID SECTION 24 A DISTANCE OF 80.00 FEET TO A POINT; THENCE N01(degree)51'56"W ALONG A LINE THAT IS 80.00 FEET WEST OF AND PARALLEL TO THE EAST LINE OF SAID SECTION 24 A DISTANCE OF 860.00 FEET TO THE POINT OF BEGINNING; THENCE S89(degree)13'30"W A DISTANCE OF 1965.03 FEET TO A POINT; THENCE N00(degree)46'30"W A DISTANCE OF 1509.28 FEET TO A POINT; THENCE N89(degree)28'56"E A DISTANCE OF 1962.68 FEET TO THE POINT; THENCE S00(degree)51'56"E ALONG A LINE THAT IS 80.00 FEET WEST OF AND PARALLEL TO THE EAST LINE OF SAID SECTION 24 A DISTANCE OF 1500.47 FEET TO THE POINT OF BEGINNING AND CONTAINING 2,955,355 SQUARE FEET OR 67.845 ACRES.



                                      D-1
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                                  EXHIBIT "E"


                    [H & M CONSTRUCTION CO., INC. LETTERHEAD]

JUNE 30, 1998

MR. Gary Hewson
THE HEWSON COMPANY
4636 East University Drive, Suite 265
Phoenix, Arizona 85034

Dear Mr. Hewson:

Please acknowledge your acceptance and approval of the following by signing in the space indicated below.

Please be advised that it is the intention of Hewson Properties Inc. ("Hewson") to enter into a contract with H and M Construction Co., Inc. ("H & M") for the design and construction of an approximately 700,000 square foot distribution facility, located in Olive Branch, Mississippi, for Williams-Sonoma.

H & M is authorized to proceed with the grading and roadway culverts of the Williams-Sonoma jobsite, in an amount not to exceed $1,003,900. This item of grading and roadway culverts in addition to previous authorization to proceed with clearing and grubbing not to exceed $70,000.

H & M is further authorized to proceed with architectural and engineering building design services. These services will be 3% of construction cost. The initial authorization to proceed with design is not to exceed $200,000 prior to execution of final contract.

In the event this contract is not consummated, Hewson agrees to reimburse H & M for all reasonable costs associated with the aforementioned project incurred and committed while operating under this letter of intent, and Hewson's directions.

Sincerely yours,                      ACCEPTED and APPROVED this
                                          day of July 1998
H AND M CONSTRUCTION CO., INC.
                                      HEWSON PROPERTIES, INC.

/s/ LARRY F. BECKER
Larry F. Becker
President                             BY:
                                         --------------------------

                                      TITLE:
                                            -----------------------

                                      E-1